Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                    ARRAN2005

Arran Funding Limited - Series:             05-A

ABS - Credit Card - Bank, Closing Date:     December 15, 2005

As at:                                          April 18, 2006

                     RATING (S&P/Moodys/Fitch)         POOLFACTOR          PAY                     COUPON
TRANCHE  CURRENCY    ORIGINAL         CURRENT      ORIGINAL    CURRENT  FREQUENCY          BASIS            CURRENT
---------------------------------------------------------------------------------------------------------------------
Class A    USD     AAA /Aaa/AAA     AAA /Aaa/AAA     100%       100%     Monthly     1 Mth LIBOR + 0.02%    4.76875%
Class B    USD        A/A1/A           A/A1/A        100%       100%     Monthly     1 Mth LIBOR + 0.18%    4.92875%
Class C    USD     BBB/Baa2/NR      BBB/Baa2/NR      100%       100%     Monthly     1 Mth LIBOR + 0.32%    5.06875%

      Scheduled start of Controlled Accumulation Period:       1 June, 2007
      Expected maturity:                                       15 December, 2008
      Legal final maturity:                                    15 December, 2010
      Structure:                                               Sr/sub Seq Pay
      Tax Election:                                            Debt
      Amort. Type:                                             Soft Bullet
      Transferors:                                             The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                             The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                                RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                                 Bank of New York (The)
      Underwriter:                                             The Royal Bank of Scotland plc

Pool Performance

Month end     Gross      Expense     Gross Charge      Excess        Excess       Transferor Interest
             Yield (%)   Rate (%)    Off Rate (%)     Spread (%)   Spread (%)              %           Min %
                                                                  Roll 1/4 Ave
31 Mar 2006   20.15%      6.03%             7.25%       6.87%         6.79%               41.18%        6%
28 Feb 2006   16.86%      5.09%             5.48%       6.29%          N/A                43.52%        6%
31 Jan 2006   18.43%      5.46%             5.77%       7.19%          N/A                44.22%        6%
31 Dec 2005   18.30%       N/A              5.77%        N/A           N/A                45.42%        6%

Note: Bonds were issued on 15th December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (Principal receivables which are 30 days or more past due)

                                          (% Pool)
             ------------------------------------------------------------------
Month end     30-59 days      60-89 days   90-179 days      180+ days     Total
---------     ----------      ----------   -----------      ---------     -----

31 Mar 2006     1.25%            0.96%         2.27%           3.17%      7.65%
28 Feb 2006     1.27%            0.92%         2.19%           3.07%      7.46%
31 Jan 2006     1.21%            0.88%         2.15%           2.93%      7.17%
31 Dec 2005     1.12%            0.88%         2.06%           2.82%      6.88%

Payment Rate

                  Payments                                    Pool balance
             -----------------------------                    ------------
Month End    Total ((pound)000)   Rate (%)                     (pound)000

31 Mar 2006     1,302,500          24.99%                       4,996,352
28 Feb 2006     1,071,000          20.31%                       5,212,805
31 Jan 2006     1,239,187          23.00%                       5,272,903
31 Dec 2005     1,200,032          22.34%                       5,386,670

Average Actual Balance:                                       (pound) 1,078

Number of Accounts:                                               4,636,745

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 18th day of April, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business